BY-LAWS

ATLAS U.S. GOVERNMENT MONEY MARKET FUND, INC.

ARTICLE I

OFFICES

The principal office of the Corporation in the Commonwealth of Puerto Rico shall be located at Buchanan Office Center, Suite 201, Road 165 #40, Guaynabo, Puerto Rico 00968, and its telephone number is (787) 781-1301. The Corporation may have such other offices within the Commonwealth of Puerto Rico (“Puerto Rico”) as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

1.	Annual Meeting

Beginning with the year 2026, the annual meeting of the stockholders shall be held at least sixty (60) days after the end of the fiscal year of the Corporation, but never more than one hundred and twenty (120) days after such date and at such time as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting (an “Election Meeting”). If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.	Special Meetings

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called only by the President or by the majority of the Directors.

3.	Place of Meeting

The Directors may designate any place within Puerto Rico as the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place within Puerto Rico, as the place for holding such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

4.	Notice of Meeting

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called shall be delivered not less than twenty (20) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Director or Directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty (120) days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

5.	Advance Notice of Stockholder Proposals and Nominations

At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as Directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law, the Certificate of Incorporation and the By-Laws of the Corporation. Notice of any proposal to be presented by any stockholder in the name of any person to be nominated by any stockholder for election as a Director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than thirty (30) nor more than fifty (50) days prior to the date of the meeting; provided, however, that if the date of meeting is first publicly announced or disclosed (in a public filing or otherwise) less than forty (40) days prior to the date of the meeting, such notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than forty (40) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person as would be required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission substituting such provisions or applicable to the Corporation), such person’s signed consent to serve as a Director of the Corporation if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder (collectively, the “Qualifying Information”). As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are immediately or only after the passage of time or the occurrence of conditions). The Chairman or person presiding at the meeting in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

6.	Closing of Transfer Books or Fixing of Record Date

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than twenty (20) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the Resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

7.	Voting Lists

The Officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least twenty (20) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or at any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

8.	Quorum

At any meeting of stockholders more than one-half of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

9.	Proxies

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after the expiration of one year from the date thereof, unless otherwise provided in the proxy.

10.	Voting

Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote (or fraction thereof), in person or by proxy, for each share of stock (or fraction thereof) entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote (i.e. by the candidate who receives the greatest number of votes if two or more candidates compete for the same directorship): all other questions shall be decided by majority vote of those stockholders present in person or by proxy except as otherwise provided by the Certificate of Incorporation or the laws of Puerto Rico.

11.	Order of Business

The order of business at all Election Meetings of the stockholders, shall be as follows:

1.	Roll Call

2.	Proof of Notice of Meeting or Waiver of Notice

3.	Reading of minutes of preceding meeting

4.	Reports of Officers

5.	Reports of Committees

6.	Election of Directors

7.	Unfinished Business

8.	New Business

12.	Consent of Stockholders in Lieu of Meeting

Unless otherwise provided by law any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, maybe taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE II

BOARD OF DIRECTORS

1.	General Powers

Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Certificate of Incorporation or these By-Laws. The Directors shall in all cases act as a Board.

2.	Number, Tenure and Qualifications

The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of Directors shall in no event be less than three (3) nor more than fifteen (15). Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders. At least two (2) members of the Board of Directors shall be residents of Puerto Rico.

3.	Election and Term of Directors

Directors shall be elected annually at a meeting of stockholders held for that purpose as provided in the Certificate of Incorporation. The Board of Directors may nominate any person for election as a Director not less than thirty (30) nor more than fifty (50) days before the Election Meeting, after obtaining Qualifying Information. In addition, each “Independent Director” (as such term is defined in the Code of Ethics to be adopted by the Board of Directors) may only be replaced with another Independent Director. The Independent Directors, collectively, shall at all times represent a majority of the Board.

The term of office of each Director shall be from the time of his election and qualification until the election of Directors next succeeding his election and until his successor shall have been elected and shall have qualified or until his death, or until he shall have resigned or until December 31 of the year in which he shall have reached eighty (80) years of age, or until he shall have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

4.	Resignation

A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

5.	Removal of Directors

Any Director of the Corporation may be removed only by the stockholders by a vote of seventy-five percent (75%) of the votes entitled to be cast for the election of Directors. Such vote may be effected through a declaration in writing or by proxy at a meeting called for such purpose. A meeting will be called by the Board of Directors at the written request of stockholders of record representing not less than twenty-five percent (25%) of the outstanding shares of the Fund.

6.	Vacancies

Any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of Directors or any other cause, may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists, or by a sole remaining Director. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

7.	Place of Meetings

Meetings of the Board may be held at any place as the Board may from time to time determine or as shall be specified in the notice of such meeting; provided, however, that no such meeting shall be held outside of Puerto Rico.

8.	Regular Meetings

A regular meeting of the Directors shall be held without other notice than these By-Laws immediately after, and at the same place as, the annual meeting of stockholders, The Directors may provide, by Resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

9.	Special Meetings

Special meetings of the Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

10.	Notice of Special Meetings

Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone or any standard form of telecommunication at least forty-eight (48) hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held.

11.	Waiver of Notice of Meetings

Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting. Except as otherwise specifically required by the By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting. The attendance of the Director at a meeting shall constitute a Waiver of Notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

12.	Quorum and Voting

One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Certificate of Incorporation, these By-Laws, or other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

13.	Organization

The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

14.	Written Consent of Directors in Lieu of a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

15.	Compensation

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

16.	Investment Policies

The Board may delegate the duty of management of the assets and administration of its day to day operations to a management company and/or investment adviser that is organized and whose principal place of business is in Puerto Rico, pursuant to a written contract or contracts. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation, as implemented by any management company and/or investment adviser to the Corporation, are at all times consistent with the investment objective, policies and restrictions recited in the Prospectus of the Corporation used in connection with the initial public offering of the Corporation’s common stock.

17.	Presumption of Assent

A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

COMMITTEES

1.	Executive Committee

The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the Directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

i.	the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Certificate of Incorporation;

ii.	the filling of vacancies on the Board of Directors;

iii.	the approval or termination of any contract with an investment adviser, management company or principal underwriter or distributor;

iv.	the amendment or repeal of these By-Laws or the adoption of new By-Laws;

v.	the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;

vi.	the declaration of dividends and the issuance of capital stock of the Corporation;

vii.	the approval of any merger or share exchange which does not require stockholder approval; and

viii.	the election or removal of Officers of the Corporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

2.	Other Committee of the Board

The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more Directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

3.	General

One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Corporation, provided however, that no such committee shall have or may exercise any authority or power the Board to the management of the business or affairs of the Corporation.

ARTICLE V

OFFICERS

1.	Number

The Officers of the Corporation shall be a President, the Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Directors.

2.	Election and Term of Office

The Officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	Removal

Any Officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.	Vacancies

A vacancy in any Officer because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5.	President

The President shall be the principal executive Officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the stockholders and of the Directors. He may sign, with the Secretary or any other Officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these By Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Directors from time to time. The President or at least one Vice President shall be a resident of Puerto Rico.

6.	Vice President

A Vice President shall perform such other duties as from time to time maybe assigned to him by the President or by the Directors. The Board of Directors may appoint any number of Vice Presidents.

7.	Secretary

The Secretary shall keep the minutes of the stockholders’ and of the Directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be a custodian of the corporate records and of the seal of the Corporation and keep a register of the office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors. The Secretary or at least one Assistant Secretary shall be a resident of Puerto Rico.

8.	Assistant Secretary

The Assistant Secretary shall substitute the Secretary in his absence in which he shall keep the minutes of the stockholders and of the Directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

9.	Treasurer

If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

10.	Salaries

The salaries of the Officers shall be fixed from time to time by the Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI

INDEMNIFICATION

Each Officer and each Director of the Corporation shall be indemnified by the Fund to the fullest extent permitted under the laws of Puerto Rico and the United States. No amendment to these By-Laws or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

Each Officer and Director of the Corporation claiming indemnification within the scope of this Article VI shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the fullest extent permitted under applicable law without a preliminary determination as to his ultimate entitlement to indemnification (except as set forth below); provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party Independent Directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

The Corporation may purchase insurance on behalf of an Officer or Director protecting such person to the fullest extent permitted under the laws of Puerto Rico, from liability arising from his activities as Officer or Director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any Officer or Director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such Officer or Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Corporation may indemnify, make advances or purchase insurance to the extent provided in this Article VI on behalf of an employee who is not an Officer or Director of the Corporation.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.	Contracts

The Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.	Loans

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a Resolution of the Directors. Such authority may be general or confined to specific instances.

3.	Checks, Drafts. Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by Resolution of the Directors.

4.	Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Directors may select.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.	Certificates for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates be signed by the President and by the Secretary or by such other Officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe. If such certificate is manually signed by one Officer or manually countersigned by a Transfer Agent, any other signature on the certificate may be a facsimile. In case any Officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer or Transfer Agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer or Transfer Agent at the date of the issue.

2.	Transfer of Shares

Upon surrender to either the Corporation or the Transfer Agent of the Corporation of a Certificate of Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation which shall be kept at the Transfer Agent’s principal office.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Puerto Rico.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE X

DIVIDENDS

The Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE XI

SEAL

The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation and the words “Corporate Seal” and “Puerto Rico.”

ARTICLE XII

DEPOSITORIES AND CUSTODIANS

1.	Depositories

The funds of the Corporation shall be deposited with such banks or other companies as the Board of Directors of the Corporation may time to time determine.

2.	Custodians

All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine.

ARTICLE XIII

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of independent certified public accountants which shall audit the financial statements of the Corporation which are filed with the Commissioner of Financial Institutions shall be selected annually by the Board of Directors.

ARTICLE XIV

ANNUAL STATEMENT

The financial statements of the Corporation shall be audited by an independent firm of certified public accountants at the close of each annual period of the Corporation or at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders, if any, and within twenty (20) days after the meeting (or, in the absence of an annual meeting, within twenty (20) days after the end of the month of October following the end of the fiscal year), be placed on file at the Corporation’s principal office. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation’s income and expenses for the period from the end of the Corporation’s preceding fiscal year to the close of the annual or quarterly period covered by the report, and shall set forth such other matters as the Board shall determine.